EXHIBIT 10.2

                      CREATIVE SPORTS MARKETING INC

                     OFFERING SALES AGENCY AGREEMENT


     This Agreement is made by and between CREATIVE SPORTS MARKETING INC., a Nevada Corporation ("the Company") and PACIFIC RIM INVESTMENT INC., a Corporation organised under the laws of the Vanuatu (the "Sales Agent") concerning an offering of Shares of the Company's Common Stock to be conducted by the Sales Agent (the "Shares" and the "Offering").

The Parties Agree as follows:

     1. ENGAGEMENT AS SALES AGENT. PACIFIC RIM INVESTMENT INC., is hereby engaged by the Company as a Sales Agent for the Offering to sell up to 10,000,000 Common Shares at a price to the Purchasers thereof of $0.001 per Share. The Sales Agent's engagement shall be on a "best efforts" "continuous offering" basis. This Agreement shall terminate when all of the Shares to be offered pursuant to this Agreement are sold unless terminated earlier pursuant to this Agreement. The Sales Agent will promptly deliver funds by noon of the third business day following it's receipt into an account of the Company, and all payments will be made by wire transfer of funds to the Company. Promptly upon execution of this Agreement, the Company shall cause such certificates representing 10,000,000 Shares of Common Stock to be issued in the name of the Sales Agent. Such certificates shall be free of any restrictive legend as to it's transferability. However, the Company's Transfer Agent shall prohibit the transfer of Shares except as certified by the Sales Agent and the Company of the sale of the Shares pursuant to this Offering and as set forth in Paragraph below.

     2. COMPLIANCE WITH SECURITIES LAWS. The Company and the Sales Agent have and will comply with all necessary or desirable statutory or regulatory requirements in the United States of America ("United States"), Vanuatu and each state or nation in which the securities may be offered or sold in connection with the Offering. The Sales Agent will not act without having received all such consents or approvals of governmental or other agencies, persons or institutions which may be reasonably considered necessary or desirable in connection with the Offering and such consents or approvals having been received in terms acceptable to the Company and the Sales Agent and being in full force and effect. The Company and the Sales Agent agree that the Offering shall be conducted in Vanuatu and that the Sales Agent shall provide a legal opinion acceptable to the Company as to compliance with all relevant laws of Vanuatu.

     3. MATERIAL INFORMATION AND OFFERING MATERIALS. The Company has provided the Sales Agent with all material information regarding the Company, it's operations, management, principal owners, financial condition and business plans. Upon request of the Sales Agent, the Company shall prepare an Offering Memorandum which fully and fairly describes the Company, the securities and terms of the Offering in compliance with the requirements of Regulation D of the United States Securities and Exchange Commission (the "Memorandum"). The Company will prepare and deliver to the Sales Agent as many copies of the Memorandum as the Sales Agent may reasonably require. The Sales Agent shall not prepare or use a Memorandum or other sales material without the prior review and written consent of the Company.

     4. SALES COMMISSION. The Sales Agent shall be paid a sales commission of 10% of the sales price per Share for each Share sold by the Sales Agent in the Offering. The commission shall be deducted from the proceeds of the Sale of the Shares deposited from time to time by the Sales Agent with the Company and accompanied by an accounting of the sales and commissions deducted therefrom.

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     5.   DUE DILIGENCE COOPERATION.  The Company agrees that all documents and other information relating to the Company's affairs have been and will be made available upon request to the Sales Agent at the Sales Agent's office and copies of any such documents will be furnished upon request to the Sales Agent. Included within the documents which must be made available as soon as possible to the extent not already in the possession of the Sales Agent are at least the Company's Articles of Incorporation and all amendments thereto, the Company's By-Laws and all amendments thereto, Minutes of all the Company's Incorporates, Directors and Shareholders Meetings, all financial statements of the Company, and correct copies of any material contracts or agreements to which the Company is a party.

     6. SALES & BENEFICIAL OWNERSHIP RECORDS. Within 30 days of the completion or termination of the Offering, the Sales Agent shall provide the Company with an accurate account of all sales made in the Offering. Such account shall indicate the name and address of each individual purchaser, the number of Shares purchased and whether the certificate or certificates evidencing the Shares purchased are to be issued to the purchasers in joint tenancy or otherwise. In the event the purchaser is reasonably believed to be subject to U.S. income taxation, the Sales Agent shall also provide the purchaser's social security number or taxation ID number of the Purchaser. In the event, that Purchasers do not elect to receive individual certificates for Shares purchased, the Sales Agent shall continue to hold the certificates for the Shares as the Record Owner on behalf of the Beneficial Owner(s) who are such Purchaser(s) as have elected for the Sales Agent to hold the Shares. The Sales agent shall promptly notify the Company of changes to the Beneficial Owners for whom it serves as record owner and shall indemnify and hold harmless the Company and it's Transfer Agent form all liability arising from it's holding Shares on behalf of the Purchasers thereof.

     7. COMPANY'S EXPENSES. The Company agrees that it will bear all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including all expenses, fees and legal counsel fees of qualification under securities laws, the fees and disbursements of legal counsel and accountants for the Company, the cost of preparing and printing sales material or Memorandum and related exhibits, including all amendments and supplements to the Memorandum, the cost of printing as many Memorandums as the Sales Agent reasonably may deem necessary, and the expenses incurred by Company representatives in attending a reasonable number of "due diligence" meetings (which shall include all expenses of presentations reasonably specified by the Sales Agent) with the Sales Agent's representatives and any other expenses customarily paid by an issuer.

     8.   SALES AGENT EXPENSES.    The Sales Agent shall pay it's own
expenses including all mailing, telephone, travel and clerical costs and all other office costs incurred or to be incurred by the Sales Agent or by it's sales personnel in connection with the Offering as well as all fees and expenses of any legal counsel whom it may employ to represent it in connection with the Offering.

          9. RIGHT OF INSPECTION. For a period of five years after the date of this Agreement, the Sales Agent will have the right, at the Sales Agent's expense, to have a person or persons selected by the Sales Agent, review the books and records of the Company, provided that the Sales Agent may cause such review no more than once in any twelve (12) month period.

     10. FINDER. The Company and the Sales Agent represent to each other that no person has acted as a finder in connection with this Agreement and each will indemnify the other party with respect to any claim for finders fees in connection herewith.

     11. INDEMNIFICATION. The Parties agree to indemnify, defend, and hold each other and each person, if any, who controls the Company or the Sales Agent, free and harmless from and against any and

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all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Party or controlling person(s) which the Party or controlling person(s) may incur under the United States law, U.S. State Securities Laws, common law or Vanuatu law or otherwise, but only to the extent that such liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (or omission of a material fact necessary to make the statements not misleading) contained in any document prepared pursuant to this Agreement; provided, however, that this indemnity agreement shall not apply to statements or omissions made in reliance upon information furnished by either Party, in writing, expressly in use for any document prepared pursuant to this Agreement. The foregoing indemnity shall not be deemed to protect Party or controlling person(s) to which either Party would otherwise be subject by reason of wilful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement; and such indemnity shall further not apply to any violations, statements or omissions made in reliance upon written information furnished to either Party expressly for use in any documents prepared pursuant to this Agreement. Each Party and their controlling person(s) agree to give the other Party and their controlling person(s) an opportunity to participate in the defence or preparation of the defence of any action brought to enforce any such claim or liability for which the Parties have agreed to indemnify and defend, and each Party shall have the right so to participate. The agreement of each Party under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Party or controlling person(s), as the case may be, to the other Party, promptly after the commencement of such action against either Party or controlling person(s), such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Party. Failure to notify the other Party within a reasonable amount of time of any such action shall relieve the other Party of it's respective liabilities under the foregoing indemnity, but failure to notify the other Party shall not relieve it from any liability which it may have to the other Party or controlling person(s) other than on account of this indemnity provision. Neither Party shall be liable for amounts paid in settlement of any such claim if such settlement was effected without it's prior notification. The provisions of this paragraph shall not in any way prejudice any right or rights which either Party may have against the other Party under any Federal or State securities law, at common law or otherwise.

     12. NOTICE OF LEGAL PROCEEDINGS. It is agreed that the Company and the Sales Agent will each advise the other party immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any orders or other prohibitions, preventing or impairing the proposed offering, by the SEC or any other regulatory authority. In the case of the happening of any such event, neither the Company nor the Sales Agent will acquiesce in such steps, procedures or suspension orders and each party agrees to actively defend any such actions or orders unless both parties agree in writing to the acquiescence in such actions or orders.

     13. CANCELLATION. If for any reason the Company or the Sales Agent decides in their sole discretion not to proceed with the Offering, such party shall provide written notice of such termination to the other party. The Company nor the Sales Agent shall have any liability to the other if either decides not to proceed with the Offering for any reason whatsoever.

     14. NOTICES. All notices hereunder shall be in writing and be delivered or mailed, certified mail with return receipt requested, to the following addresses, or be by telegram sent to the following addresses with written confirmation thereafter forwarded:

     To the Company:     President
                         Creative Sports Marketing Inc.
                         P.O. Box 308
                         Nerang, 4211
                         Queensland, Australia

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                         Nerang, 4211
                         Queensland, Australia

To the Sales Agent:      Pacific Rim Investment Inc.
                         Box No. 782
                         Port Villa, Vanuatu
                         South West Pacific

     15. INDEPENDENT STATUS OF PARTIES. Nothing in this Agreement shall render either Party a general partner of the other. Nor shall either Party be a general agent for the other, nor any agency authority be deemed given to the other Party except as expressly set forth in this Agreement or by subsequent written authorization of either Party.

     16. DISPUTE RESOLUTION. Any dispute or controversy arising out of or relating to this Agreement, or any breach of this Agreement shall be settled by negotiated and good faith use of dispute resolution alternatives prior to litigation. Any Party who fails to proceed in good faith with alternative dispute resolution as determined by a Court with jurisdiction or by the competent Finder of Fact in Arbitration shall be liable to the non-breaching Party for the cost of defending the claim in dispute regardless of the outcome of said dispute resolution.

     17. ENTIRE AGREEMENT. This Agreement contains the entire Agreement among the parties which may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of Nevada.

     19. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth.

     20. COUNTERPART SIGNATURES. This Agreement may be executed in any number of counterparts of the signature page, each of which shall be considered an original. In addition, a signature transmitted by fax identifying the source thereof shall be considered an original signature.

     EXECUTED BY THE PARTES AS SET FORTH BELOW AS OF THIS 15th DAY OF JULY,
1996



Creative Sports Marketing, Inc.   Pacific Rim
                                  Investment Inc.

                                  PACIFIC RIM INVESTMENT INC.


By: /s/                           By: /s/ CHARLES BURN
   --------------------------        -----------------------------
                                      CHARLES BURN / C.E.O.
    (President/Treasurer)
[SEAL]                            [SEAL]



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